Exhibit 99.1

 Kodak Reports Third-Quarter 2023 Financial Results

ROCHESTER, N.Y.--(BUSINESS WIRE)--November 8, 2023--Eastman Kodak Company (NYSE: KODK) today reported financial results for the third quarter 2023.

Third quarter 2023 highlights include:

  Consolidated revenues of $269 million, compared with $289 million for Q3 2022, a decrease of $20 million or 7 percent
  Gross profit of $50 million, compared to $43 million for Q3 2022, an increase of $7 million or 16 percent
  Gross profit percentage of 19 percent, compared with 15 percent for Q3 2022
  GAAP net income of $2 million, flat compared with Q3 2022
  Operational EBITDA of $12 million, compared with $7 million for Q3 2022, an increase of $5 million or 71 percent
  A quarter-end cash balance of $246 million, compared with $217 million on December 31, 2022, an increase of $29 million. Cash flow from operations improved $151 million in the nine months ended September 30, 2023, compared with the prior-year period

“Kodak continued to execute its long-term plan and deliver strong results in the third quarter despite ongoing, extraordinary challenges including inflation, high interest rates, bank failures, labor shortages and now a new war,” said Jim Continenza, Kodak’s Executive Chairman and CEO. “As business conditions continued to worsen, we continued to improve our performance, adapting to circumstances never encountered before and making the changes necessary to deliver increases in gross profit and Operational EBITDA year over year for the fourth consecutive quarter. Through it all, we have continued to focus on driving operational efficiency and smart revenue and investing in initiatives that leverage our strengths as an industrial manufacturer. Our investments in growth initiatives in our Advanced Materials & Chemicals group have resulted in increasing contributions from those businesses, and our investments in print have resulted in the introduction of groundbreaking inkjet presses capable of replacing offset technology. I’m extremely proud of our remarkable ability to build a strong foundation and continue our momentum in the face of unprecedented headwinds, and I’d like to thank our employees for their hard work and resilience and our customers for their loyalty and support during this period.”

For the quarter ended September 30, 2023, revenues were $269 million, a decline of $20 million or 7 percent compared to the same period in 2022. GAAP net income was $2 million for the quarter, flat compared with Q3 2022. Operational EBITDA for the third quarter of 2023 was $12 million, compared with $7 million in the prior-year period. The increase was primarily driven by improved profitability related to pricing rationalization and improved operational efficiency executing on cost controls partially offset by higher continued ongoing global cost increases and lower volumes.

The company ended the third quarter with a cash balance of $246 million, compared with $217 million on December 31, 2022, an increase of $29 million. Cash flow from operations improved $151 million in the nine months ended September 30, 2023 compared with the prior-year period, primarily driven by improved profitability and changes in working capital strategies.

“Kodak’s cash performance continued to show improvement for the year-to-date period,” said David Bullwinkle, Kodak’s CFO. “For the nine-months ended September 30, 2023, cash increased $29 million, compared with a decrease of $146 million in the prior-year period, an improvement of $175 million in cash flow. Following two years of revenue growth, we’ve shifted our focus to generating smart revenue which, along with productivity gains, enabled us to improve our year-over-year gross profit percentage for the third quarter from 15% to 19%. Although there are more headwinds on the horizon, we will stay committed to executing our long-term strategic plan: investing in innovation, improving efficiency and focusing on meeting the needs of our customers.”

Revenue and Operational EBITDA by Reportable Segment Q3 2023 vs. Q3 2022

($ millions)

Q3 2023 Actuals	Print	Advanced Materials & Chemicals	Brand	Total
Revenue	$196	$64	$4	$264
Operational EBITDA *	$4	$4	$4	$12

Q3 2022 Actuals	Print	Advanced Materials & Chemicals	Brand	Total
Revenue	$224	$58	$3	$285
Operational EBITDA *	$1	$3	$3	$7

Q3 2023 vs. Q3 2022 Actuals B/(W)	Print	Advanced Materials & Chemicals	Brand	Total
Revenue	$(28)	$6	$1	$(21)
Operational EBITDA *	$3	$1	$1	$5

Q3 2023 Actuals on constant currency ** vs. Q3 2022 Actuals B/(W)	Print	Advanced Materials & Chemicals	Brand	Total
Revenue	$(33)	$5	$1	$(27)
Operational EBITDA *	$3	$-	$1	$4

* Total Operational EBITDA is a non-GAAP financial measure. The reconciliation between GAAP and non-GAAP measures is provided in Appendix A of this press release.

** The impact of foreign exchange represents the foreign exchange impact using average foreign exchange rates for the three months ended September 30, 2022, rather than the actual average exchange rates in effect for the three months ended September 30, 2023.

Effective February 2023 Kodak changed its organizational structure. The Traditional Printing segment and the Digital Printing segment were combined into one segment, named the Print segment. No changes were made to Kodak's other segments. Eastman Business Park segment is not a reportable segment and is excluded from the table above.

About Kodak

Kodak (NYSE: KODK) is a leading global manufacturer focused on commercial print and advanced materials & chemicals. With 79,000 worldwide patents earned over 130 years of R&D, we believe in the power of technology and science to enhance what the world sees and creates. Our innovative, award-winning products, combined with our customer-first approach, make us the partner of choice for commercial printers worldwide. Kodak is committed to environmental stewardship, including industry leadership in developing sustainable solutions for print. For additional information on Kodak, visit us at kodak.com, or follow us on Twitter @Kodak and LinkedIn.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995.

Forward-looking statements include statements concerning Kodak’s plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, liquidity, investments, financing needs and business trends and other information that is not historical information. When used in this press release, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “predicts,” “forecasts,” “strategy,” “continues,” “goals,” “targets” or future or conditional verbs, such as “will,” “should,” “could,” or “may,” and similar words and expressions, as well as statements that do not relate strictly to historical or current facts, are intended to identify forward-looking statements. All forward-looking statements, including management’s examination of historical operating trends and data, are based upon Kodak’s current expectations and assumptions. Forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from historical results or those expressed in or implied by such forward-looking statements.

Important factors that could cause actual events or results to differ materially from the forward-looking statements include, among others, the risks and uncertainties described in more detail in Kodak’s Annual Report on Form 10-K for the year ended December 31, 2022 under the headings “Business,” “Risk Factors,” “Legal Proceedings,” and/or “Management’s Discussion and Analysis of Financial Condition and Results of Operations–Liquidity and Capital Resources,” in the corresponding sections of Kodak’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, and in other filings Kodak makes with the U.S. Securities and Exchange Commission from time to time, as well as the following: Kodak’s ability to improve and sustain its operating structure, cash flow, profitability and other financial results; Kodak’s ability to achieve strategic objectives, cash forecasts, financial projections and projected growth; Kodak’s ability to achieve the financial and operational results contained in its business plans; Kodak’s ability to obtain additional or alternate financing if and as needed, Kodak’s continued ability to manage world-wide cash through inter-company loans, distributions and other mechanisms, and Kodak’s ability to provide or facilitate financing for its customers; Kodak’s ability to fund continued investments, capital needs, collateral requirements and restructuring payments and service its debt and Series B Preferred Stock and Series C Preferred Stock; changes in foreign currency exchange rates, commodity prices, interest rates and tariff rates; the impact of the global economic environment, including inflationary pressures, medical epidemics such as COVID-19, geopolitical issues such as the war in Ukraine and conflict involving Israel, and Kodak’s ability to effectively mitigate the associated increased costs of aluminum and other raw materials, energy, labor, shipping, delays in shipment and production times, and fluctuations in demand; Kodak’s ability to effectively compete with large, well-financed industry participants or with competitors whose cost structure is lower than Kodak’s; the performance by third parties of their obligations to supply products, components or services to Kodak and Kodak’s ability to address supply chain disruptions and continue to obtain raw materials and components available from single or limited sources of supply, which may be adversely affected by COVID-19, the war in Ukraine and the conflict involving Israel; Kodak’s ability to comply with the covenants in its various credit facilities; Kodak’s ability to effectively anticipate technology and industry trends and develop and market new products, solutions and technologies, including products based on its technology and expertise that relate to industries in which it does not currently conduct material business; Kodak’s ability to effect strategic transactions, such as investments, acquisitions, strategic alliances, divestitures and similar transactions, or to achieve the benefits sought to be achieved from such strategic transactions; Kodak’s ability to discontinue, sell or spin-off certain non-core businesses or operations, or otherwise monetize assets; the impact of the investigations, litigation and claims arising out of the circumstances surrounding the announcement on July 28, 2020, by the U.S. International Development Finance Corporation of the signing of a non-binding letter of interest to provide a subsidiary of Kodak with a potential loan to support the launch of an initiative for the manufacture of pharmaceutical ingredients for essential generic drugs; and the potential impact of force majeure events, cyber-attacks or other data security incidents that could disrupt or otherwise harm Kodak’s operations.

Future events and other factors may cause Kodak’s actual results to differ materially from the forward-looking statements. All forward-looking statements attributable to Kodak or persons acting on its behalf apply only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included or referenced in this press release. Kodak undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, except as required by law.

APPENDICES

In this third quarter 2023 financial results news release, reference is made to the following non-GAAP financial measures:

  Operational EBITDA; and
  Revenues and Operational EBITDA on a constant currency basis.

Kodak believes that these non-GAAP measures represent important internal measures of performance. Accordingly, where it is provided, it is to give investors the same financial data management uses with the belief that this information will assist the investment community in properly assessing the underlying performance of Kodak, its financial condition, results of operations and cash flow.

Kodak’s segment measure of profit and loss is an adjusted earnings before interest, taxes, depreciation and amortization (“Operational EBITDA”). Operational EBITDA represents the income from continuing operations excluding the (benefit) provision for income taxes; non-service cost components of pension and OPEB income; depreciation and amortization expense; restructuring costs and other; stock-based compensation expense; consulting and other costs; idle costs; loss on extinguishment of debt; interest expense; and other charges, net.

The change in revenues and Operational EBITDA on a constant currency basis, as presented in this financial results news release, is calculated by using average foreign exchange rates for the three months ended September 30, 2022, rather than the actual average exchange rates in effect for the three months ended September 30, 2023.

The following table reconciles the most directly comparable GAAP measure of Net Income to Operational EBITDA and Operational EBITDA on a constant currency basis for the three months ended September 30, 2023 and 2022, respectively:

(in millions)
	Q3 2023	Q3 2022	$ Change	% Improvement
Net Income	$2	$2	$-	0%
All other	(2)	(1)	(1)
Depreciation and amortization	7	8	(1)
Restructuring costs and other (1)	3	3	-
Stock based compensation	1	1	-
Consulting and other costs (2)	1	2	(1)
Idle costs (3)	-	1	(1)
Interest expense (4)	14	10	4
Pension income excluding service cost component (4)	(41)	(20)	(21)
Loss in extinguishment of debt (4)	27	-	27
Other charges, net (4)	2	-	2
(Benefit) provision for income taxes (4)	(2)	1	(3)
Operational EBITDA	$12	$7	$5	71%
Impact of foreign exchange (5)	(1)		(1)
Operational EBITDA on a constant currency basis	$11	$7	$4	57%
Footnote Explanations:
(1)

Restructuring costs and other for the three months ended September 30, 2023 included $1 million reported as Restructuring costs and other and $2 million representing inventory write-downs which were reported as Cost of revenues.

(2)

Consulting and other costs are primarily professional services and internal costs associated with certain corporate strategic initiatives, investigations and litigation. Consulting and other costs includes $1 million of income in the three months ended September 30, 2023 representing insurance reimbursement of legal costs previously paid by the Company associated with investigations and litigation matters.

(3)

Consists of third-party costs such as security, maintenance, and utilities required to maintain land and buildings in certain locations not used in any Kodak operations and the costs, net of any rental income received, of underutilized portions of certain properties.

(4)	As reported in the Consolidated Statement of Operations.
(5)

The impact of foreign exchange is calculated by using average foreign exchange rates for the three months ended September 30, 2022, rather than the actual average exchange rates in effect for the three months ended September 30, 2023.

A. FINANCIAL STATEMENTS

EASTMAN KODAK COMPANY
CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

(in millions, except per share data)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Revenues
Sales	$220	$234	$688	$734
Services	49	55	154	166
Total revenues	269	289	842	900
Cost of revenues
Sales	183	208	571	662
Services	36	38	108	111
Total cost of revenues	219	246	679	773
Gross profit	50	43	163	127
Selling, general and administrative expenses	40	39	114	123
Research and development costs	7	8	25	26
Restructuring costs and other	1	3	7	3
Earnings (loss) from operations before interest expense, pension income excluding service cost component, loss on extinguishment, other charges (income), net and income taxes	2	(7)	17	(25)
Interest expense	14	10	36	29
Pension income excluding service cost component	(41)	(20)	(122)	(77)
Loss on extinguishment of debt	27	—	27	—
Other charges (income), net	2	—	(2)	2
Earnings from operations before income taxes	—	3	78	21
(Benefit) provision for income taxes	(2)	1	8	2
NET EARNINGS	$2	$2	$70	$19

Basic net (loss) earnings per share attributable to Eastman Kodak Company common shareholders	$-	$(0.01)	$0.68	$0.11

Diluted net (loss) earnings per share attributable to Eastman Kodak Company common shareholders	$-	$(0.01)	$0.64	$0.11

The notes accompanying the financial statements contained in the Company’s third quarter 2023 Form 10-Q are an integral part of these consolidated financial statements.

EASTMAN KODAK COMPANY
CONSOLIDATED STATEMENT OF FINANCIAL POSITION (Unaudited)

	September 30,	December 31,
(in millions)	2023	2022
ASSETS
Cash and cash equivalents	$246	$217
Trade receivables, net of allowances of $7 in both periods	191	177
Inventories, net	239	237
Other current assets	34	48
Current assets held for sale	2	2
Total current assets	712	681
Property, plant and equipment, net of accumulated depreciation of $458 and $450, respectively	161	154
Goodwill	12	12
Intangible assets, net	25	28
Operating lease right-of-use assets	33	39
Restricted cash	119	62
Pension and other postretirement assets	1,212	1,233
Other long-term assets	83	76
TOTAL ASSETS	$2,357	$2,285

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND EQUITY
Accounts payable, trade	$124	$134
Short-term borrowings and current portion of long-term debt	1	1
Current portion of operating leases	13	15
Other current liabilities	131	143
Current liabilities held for sale	2	—
Total current liabilities	271	293
Long-term debt, net of current portion	451	316
Pension and other postretirement liabilities	225	230
Operating leases, net of current portion	26	31
Other long-term liabilities	217	171
Total liabilities	1,190	1,041

Commitments and Contingencies (Note 8)

Redeemable, convertible preferred stock, no par value, $100 per share liquidation preference	208	203

Equity
Common stock, $0.01 par value	—	—
Additional paid in capital	1,158	1,160
Treasury stock, at cost	(11)	(11)
Accumulated deficit	(500)	(570)
Accumulated other comprehensive income	312	462
Total shareholders’ equity	959	1,041
TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND EQUITY	$2,357	$2,285

The notes accompanying the financial statements contained in the Company’s third quarter 2023 Form 10-Q are an integral part of these consolidated financial statements.

EASTMAN KODAK COMPANY
CONSOLIDATED STATEMENT OF CASH FLOW (Unaudited)

	Nine Months Ended
	September 30,
(in millions)	2023	2022
Cash flows from operating activities:
Net earnings	$70	$19
Adjustments to reconcile to net cash provided by (used in) operating activities:
Depreciation and amortization	23	22
Pension income	(109)	(64)
Change in fair value of the Preferred Stock and Convertible Notes embedded derivatives	2	(1)
Non-cash changes in workers' compensation and other employee benefit reserves	(3)	(13)
Stock based compensation	6	4
Gain on sale of assets	(1)	—
Loss on extinguishment of debt	27	—
Decrease in deferred taxes	—	(3)
Increase in trade receivables	(16)	(7)
Decrease in miscellaneous receivables	10	1
Increase in inventories	(4)	(74)
(Decrease) increase in trade accounts payable	(15)	5
Increase (decrease) in liabilities excluding borrowings and trade payables	23	(26)
Other items, net	8	7
Total adjustments	(49)	(149)
Net cash provided by (used in) operating activities	21	(130)

Cash flows from investing activities:
Additions to properties	(15)	(19)
Purchase of equity interest	—	(25)
Net cash used in investing activities	(15)	(44)

Cash flows from financing activities:
Net proceeds from Amended and Restated Term Loan Credit Agreement	435	—
Net proceeds from Original Term Loan Credit Agreement	—	49
Repayment of Original Term Loan Credit Agreement	(316)	—
Repayment of Convertible Notes	(28)	—
Other debt acquisition costs	(1)	—
Preferred stock cash dividend payments	(3)	(3)
Treasury stock purchases	—	(1)
Net cash provided by financing activities	87	45
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(5)	(14)
Net increase (decrease) in cash, cash equivalents and restricted cash	88	(143)
Cash, cash equivalents and restricted cash, beginning of period	286	423
Cash, cash equivalents and restricted cash, end of period	$374	$280

The notes accompanying the financial statements contained in the Company’s third quarter 2023 Form 10-Q are an integral part of these consolidated financial statements.

Contacts

Media:
Kurt Jaeckel, Kodak, +1 585-490-8646, kurt.jaeckel@kodak.com

Investors:
Anthony Redding, Kodak, +1 585-726-3506, shareholderservices@kodak.com